                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                             HOUSTON, TEXAS  77002

                                 (713) 658-0248



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER



                               September 27, 1995


Fortune Petroleum Corporation
30101 Agoura Court, Suite 110
Agoura Hills, California  91301

Dear Sirs:

We hereby consent to the filing of this consent as an exhibit to the Registration Statement on Form S-3 of Fortune Petroleum Corporation to be filed with the Securities and Exchange Commission on or about September 29, 1995, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective December 31, 1993, and December 31, 1994.

                                               HUDDLESTON & CO., INC.

                                               /s/ M. Drayton Prator, III
                                               ________________________________
                                               M. Drayton Prator, III, P.E.



                                  Exhibit 24.2